JOHN HANCOCK EXCHANGE-TRADED FUND TRUST

AMENDMENT TO SUBLICENSE AGREEMENT

AMENDMENT made as of the 8th day of December, 2016 to the Sublicense Agreement dated September 23, 2015 (the “Agreement”), by and between John Hancock Advisers, LLC, a Delaware limited liability company, and John Hancock Exchange-Traded Fund Trust, a Massachusetts business trust. In consideration of the mutual covenants contained herein, the parties agree as follows:

1. CHANGES IN EXHIBIT A

EXHIBIT A of the Agreement, which sets forth the Indexes and Marks that John Hancock, through Index Providers, has the right to sublicense, is hereby amended to add the Index and Marks related to the following new series: John Hancock Multifactor Developed International ETF. The amended and restated Exhibit A is set forth hereto.

2. EFFECTIVE DATE

This Amendment shall become effective as of the date first mentioned above.

3. DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4. OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK ADVISERS, LLC

By:	/s/Leo Zerilli
Leo Zerilli
Senior Vice President and Chief Investment Officer

JOHN HANCOCK EXCHANGE-TRADED FUND TRUST

By:	/s/Andrew G. Arnott
Andrew G. Arnott
President

EXHIBIT A

Product	Index and Mark(s)	Index Provider	Fees
John Hancock Multifactor Large Cap ETF	Index: John Hancock	Dimensional Fund	None
	Dimensional Large Cap	Advisors LP
Index

Marks: John Hancock;
Dimensional

John Hancock Multifactor Mid Cap ETF	Index: John Hancock	Dimensional Fund	None
	Dimensional Mid Cap	Advisors LP
Index

Marks: John Hancock;
Dimensional

John Hancock Multifactor Consumer	Index: John Hancock	Dimensional Fund	None
Discretionary ETF	Dimensional Consumer	Advisors LP
Discretionary Index

Marks: John Hancock;
Dimensional

John Hancock Multifactor Financials ETF	Index: John Hancock	Dimensional Fund	None
	Dimensional Technology	Advisors LP
Index

Marks: John Hancock;
Dimensional

John Hancock Multifactor Healthcare ETF	Index: John Hancock	Dimensional Fund	None
	Dimensional Financials	Advisors LP
Index

Marks: John Hancock;
Dimensional

John Hancock Multifactor Technology ETF	Index: John Hancock	Dimensional Fund	None
	Dimensional Healthcare	Advisors LP
Index

Marks: John Hancock;
Dimensional

John Hancock Multifactor Consumer	Index: John Hancock	Dimensional Fund	None
Staples ETF	Dimensional Consumer	Advisors LP
Staples Index

Marks: John Hancock;
Dimensional

John Hancock Multifactor Energy ETF	Index: John Hancock	Dimensional Fund	None
	Dimensional Energy Index	Advisors LP

Marks: John Hancock;
Dimensional

John Hancock Multifactor Industrials ETF	Index: John Hancock	Dimensional Fund	None
	Dimensional Industrials	Advisors LP
Index

Marks: John Hancock;
Dimensional

John Hancock Multifactor Materials ETF	Index: John Hancock	Dimensional Fund	None
	Dimensional Materials	Advisors LP
Index

Marks: John Hancock;
Dimensional

John Hancock Multifactor Utilities ETF	Index: John Hancock	Dimensional Fund	None
	Dimensional Utilities	Advisors LP
Index

Marks: John Hancock;
Dimensional

John Hancock Multifactor Developed	Index: John Hancock	Dimensional Fund	None
International ETF	Dimensional Developed	Advisors LP
International Index

Marks: John Hancock;
Dimensional